EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of eGlobe, Inc. of our report dated May 15, 1998 except
Note 12, which is as of September 11, 1998 and the last paragraph of Note 7, which is as of February 12, 1999 relating to the financial statements of IDX International, Inc., which appears in the Current Report on Form 8-K/A of eGlobe, Inc. (formerly Executive TeleCard, Ltd.) dated April 30, 1999.

                                              /s/ PricewaterhouseCoopers LLP
                                              ------------------------------
                                              PricewaterhouseCoopers LLP

McLean, Virginia
July 22, 1999